                                                                  EXHIBIT (z)(1)

                            AGREEMENT OF JOINT FILING

     AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, and all filings under Schedule 14D-1 to which this agreement is attached as an exhibit, and all amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated:  May 19, 1999

                                         AIMCO PROPERTIES, L.P.
                                         By: AIMCO-GP, INC.
                                             (General Partner)

                                         By: /s/ Patrick J. Foye
                                             ------------------------
                                             Executive Vice President

                                         AIMCO-GP, INC.

                                         By: /s/ Patrick J. Foye
                                             ------------------------
                                             Executive Vice President

                                         APARTMENT INVESTMENT
                                         AND MANAGEMENT COMPANY

                                         By: /s/ Patrick J. Foye
                                             ------------------------
                                             Executive Vice President




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